EXHIBIT 5.1

ROBINS, KAPLAN, MILLER & CIRESI L.L.P.

2800 LaSalle Plaza

800 LaSalle Avenue

Minneapolis, MN 55402-2015

December 17, 2009

Appliance Recycling Centers of America, Inc.

7400 Excelsior Blvd.

Minneapolis, MN  55426-4517

Re:                               Registration Statement on Form S-8

2006 Stock Option Plan

Registration of 600,000 shares of Common Stock

Ladies and Gentlemen:

This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 600,000 shares of Common Stock, no par value, of Appliance Recycling Centers of America, Inc. (the “Registrant”) offered to eligible service providers pursuant to the Appliance Recycling Centers of America, Inc. 2006 Stock Option Plan (the “Plan”).

We advise you that it is our opinion, based on our familiarity with the affairs of the Registrant and upon our examination of pertinent documents, that the 600,000 shares of Common Stock to be issued by the Registrant under the Plan will, when paid for and issued in accordance with the Plan, be legally issued, fully paid and non-assessable shares of Common Stock of the Registrant.

The undersigned hereby consents to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said shares of Common Stock under the Securities Act of 1933.

Sincerely,

/s/ ROBINS, KAPLAN, MILLER & CIRESI L.L.P.